UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2018

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor
New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

New Loan Agreement

On April 10, 2018, 20 wholly owned or controlled subsidiaries (the “Borrowers”) of Healthcare Trust Operating Partnership, L.P. (the “OP”), the operating partnership of Healthcare Trust, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with KeyBank National Association (the “Lender”).

The Loan Agreement provides for a $118.7 million loan (the “Loan”) with a fixed interest rate of 4.541%, and a maturity date of May 1, 2028 pursuant to two separate notes (the “Notes”). The Loan will require monthly interest-only payments, with the principal balance due on the maturity date. The Loan is secured by, among other things, mortgages on 20 medical office buildings in 12 states (each, a “Property” and collectively, the “Properties”). The Loan Agreement permits the Lenders to securitize the Loan or any portion thereof.

At the closing of the Loan, the net proceeds after accrued interest and closing costs were used to (i) repay approximately $80 million of indebtedness under the Company’s existing revolving credit facility (the “Credit Facility”), under which 14 of the Properties were included as part of the borrowing base prior to the Loan, and (ii) fund approximately $3.8 million in deposits required to be made at closing into reserve accounts required under the Loan Agreement. The approximately $33 million in remaining net proceeds available to the Company may be used for general corporate purposes, including future acquisitions.

From and after June 2, 2020, the Loan may be prepaid at any time, in whole but not in part, subject to certain conditions and limitations, including payment of prepayment premium equal to the greater of a yield maintenance amount or 1.0% of the principal outstanding for any prepayments made prior to February 2, 2028. Partial prepayments are also permitted, subject to certain conditions and limitations (including payment of any applicable prepayment premium), to increase the debt service coverage ratio required under the Loan Agreement to cure a cash sweep event.

In addition, from and after June 1, 2020, any Property may, subject to certain conditions and limitations (including payment of any applicable prepayment premium and maintenance of the required debt service coverage ratio and debt yield after giving effect to the release), be released from the Loan if 115% of the principal amount allocated to the Property is prepaid.

From and after May 1, 2019, one or more Properties with an aggregate principal amount allocated to them of no more than $35.6 million may, subject to certain conditions and limitations (including maintenance of the required debt service coverage ratio after giving effect to the release and substitution), also be released from the Loan by substituting another property or other properties for the released Property or Properties.

The OP has guaranteed, pursuant to a guaranty in favor of the Lender (the “Guaranty”), certain enumerated recourse liabilities of the Borrowers under the Loan Agreement. The Guaranty also requires the OP to maintain a minimum net worth of $100.0 million and minimum liquid assets of $5.0 million. In addition, the OP and the Borrowers have indemnified the Lender, pursuant to an environmental indemnity agreement (the “Environmental Indemnity”), against certain environmental liabilities.

The Lender or one of its affiliates is also a lender to the Company under the Credit Facility and a master credit facility pursuant to which one of Lender’s affiliates can act as agent, originator or seller for financings through Fannie Mae’s Multifamily MBS program.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Loan Agreement, the Notes, the Guaranty and the Environmental Indemnity, copies of which are filed herewith as Exhibits 10.1-10.5 and incorporated herein by reference.

Amendment to Existing Property Management Agreement

On April 10, 2018, in connection with the Loan, the Company and the OP entered into the First Amendment (the “First Amendment”) to the Amended and Restated Property Management and Leasing Agreement, dated as of February 17, 2017 (the “PMA”), with Healthcare Trust Properties, LLC (the “Property Manager”) confirming, consistent with the intent of the parties, that the Borrowers and other subsidiaries of the OP that actually own or lease the Company’s properties are the direct obligors under the arrangements pursuant to which the Company’s properties are actually managed by either the Property Manager or a third party overseen by the Property Manager pursuant to the PMA.

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The relationships between the Company, on the one hand, and the Property Manager and its affiliates (including without limitation the Company’s external advisor, Healthcare Trust Advisors, LLC), and related transactions, including the PMA, are described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 5, 2018 and other filings with the SEC made by the Company.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the First Amendment, a copy of which is filed herewith as Exhibit 10.6 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the subheading New Loan Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 16, 2018, the Company issued a press release. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of April 10, 2018, by and among the borrowers party thereto, and KeyBank National Association, as lender.
10.2	Promissory Note A-1, dated as of April 10, 2018, by the borrowers party thereto in favor of KeyBank National Association, as lender.
10.3	Promissory Note A-2, dated as of April 10, 2018, by the borrowers party thereto in favor of KeyBank National Association, as lender.
10.4	Guarantee Agreement, dated as of April 10, 2018, by Healthcare Trust Operating Partnership, L.P. in favor of KeyBank National Association, as lender.
10.5	Environmental Indemnity Agreement, dated as of April 10, 2018, by the borrowers party thereto and Healthcare Trust Operating Partnership, L.P. in favor of KeyBank National Association, as indemnitee.
10.6	First Amendment to Amended and Restated Property Management and Leasing Agreement, dated as of April 10, 2018, by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P., and Healthcare Trust Properties, LLC
99.1	Press release dated April 16, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2018	By:	/s/ Katie P. Kurtz
	Name: Title:	Katie P. Kurtz Chief Financial Officer, Secretary and Treasurer

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